Exhibit (14)(g)

Consent of Independent Auditor

SLR Investment Corp.

New York, New York

We hereby consent to the use of our report dated February 18, 2021, relating to the consolidated financial statements of KBH Topco, LLC, which is incorporated by reference in this Registration Statement on Form N-14 (No. 333-261675) of SLR Investment Corp.

/s/ FGMK, LLC

Bannockburn, Illinois
January 31, 2022